UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K/A

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

Commission File Number: 333-139685

HARCOM PRODUCTIONS, INC.

 (Exact name of small business issuer as specified in its charter)

Oklahoma	73-1556790
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5459 S. Mingo, Rd, Ste A Tulsa, OK 74146
(Address of principal executive offices) (Zip Code)

(918) 664-9933
(Issuer's telephone number, including area code)

(Former name, former address and former fiscal year, If changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

August 7, 2009, Harcom Productions, Inc. (“Registrant”) dismissed its independent registered public accounting firm, Moore & Associates.

On  August 31, 2009, the Registrant was advised by the Securities and Exchange Commission (“SEC”) that the PCAOB (Public Company Accounting Oversight Board) revoked the registration of Moore & Associates on August 27, 2009, because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.  This amended Form 8-K is being filed to disclose the revocation of Moore & Associates’ registration.

The Registrant provided Moore & Associates with a copy of the disclosures made above in response to Item 304(a) of Regulation S-K and requested that Moore & Associates furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements.  The Company was advised that upon the advice of counsel Moore & Associates would not provide an amended Exhibit 16.1 letter.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harcom Productions, Inc. (Registrant)

Date: September 3, 2009

By: /s/ Shane Harwell

Shane Harwell

Chief Executive Officer

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